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                                                               EXHIBIT 10.14





BANK:          NORTH FORK BANK

BORROWER:      TECHNOLOGY FLAVORS & FRAGRANCES, INC.

IN ADDITION TO THE TERMS AND CONDITIONS OUTLINED IN THE DEFAULT SECTION OF THE CONSOLIDATED, MODIFIED REVOLVING CREDIT NOTE, DATED OCTOBER 22, 1996,
THE BANK AND THE BORROWER FURTHER AGREE, IN CONSIDERATION FOR THE WAIVERS AND MODIFICATIONS PROVIDED BY THE BANK TO THE BORROWER OF SAID AGREEMENT, THAT THE BANK MAY DECLARE THE ENTIRE UNPAID BALANCE OF THE NOTE DUE AND PAYABLE ON THE HAPPENING OF ANY OF THE FOLLOWING EVENTS (EACH AN "EVENT OF DEFAULT"):

(m) If loans/advances made to shareholders exceed $20,000 on December 31, 1997.

(n) That the Borower has not converted $1,500,000 of Convertible Subordinated Notes issued on October 17, 1996 into common stock on or prior to October 16, 1997.

(o) That the Borrower has made prior to March 31, 1998 any loan payments, other than the 1996 accrued interest, to Richard
      Higgins under that Certain Promissory Note dated
      December 6, 1995, as Amended and restated June 3, 1996, in the outstanding principal amount of $888,019.

(p) If the Borrower fails to provide the Bank with 30 days written notice of its intention to make any loan payment to Richard Higgins, other than payments of 1996 accured interest, and provide along with said written notice proforma financial statements reflecting the impact of said payment on the Borrower's financial condition.


AGREED TO THIS 9th DAY OF APRIL, 1997.

TECHNOLOGY FLAVORS & FRAGRANCES, INC.


By:    /s/ Philip Rosner
      -------------------------------------
      Philip Rosner, President



By:    /s/ Joseph Gemmo
      -------------------------------------
      Joseph Gemmo, Vice President